Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York 10017
Encore Acquisition Company (EAC)
May 4, 2004


                               Continuation Sheet

                                     Form 4

                        Statement of Beneficial Ownership

Explanation of Responses:

     (1) The amount shown in table I represents the beneficial ownership of the Common Stock (the "Common Stock") of Encore Acquisition Company (the "Company") by Warburg, Pincus Equity Partners, L.P. ("WPEP"), which includes three affiliated partnerships. Warburg Pincus & Co. ("WP") is the sole general partner of WPEP. WPEP is managed by Warburg Pincus LLC ("WP LLC"). The members of WP LLC are substantially the same as the partners of WP. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), WP and WP LLC may be deemed to be the beneficial owners of the Common Stock held by WPEP, although both WP and WP LLC disclaim beneficial ownership of the Common Stock except to the extent of any pecuniary interest therein. Mr. Howard Newman, a director of the Company, is a general partner of WP and a vice chairman and member of WP LLC. As such, Mr. Newman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange
Act) in an indeterminate portion of the Common Stock owned by WPEP, WP and WP LLC. Mr. Newman disclaims beneficial ownership of such shares except to the extent of any indirect pecuniary interest therein.

     (2) On May 3, 2004, WPEP distributed an aggregate of 2,499,995 shares of Common Stock to its partners.

     (3) As a result of the May 3, 2004 distribution, Mr. Newman received 500 shares of Common Stock.

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York 10017
Encore Acquisition Company (EAC)
May 4, 2004


1.   Name:     Warburg, Pincus Equity Partners, L.P.
     Address:  466 Lexington Avenue
               New York, New York 10017

2.   Name:     Warburg Pincus & Co.
     Address:  466 Lexington Avenue
               New York, New York 10017

3.   Name:     Warburg Pincus LLC
     Address:  466 Lexington Avenue
               New York, New York 10017

Designated Filer:          Howard H. Newman
Issuer & Ticker Symbol     Encore Acquisition Company (EAC)
Period Covered by Form:    May 3, 2004

Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York 10017
Encore Acquisition Company (EAC)
May 4, 2004


                    WARBURG, PINCUS EQUITY PARTNERS, L.P.

                    By:  Warburg Pincus & Co., General Partner

                    By: /s/ Scott A. Arenare                          5/04/04
                        ------------------------------                -------
                    Name:  Scott A. Arenare                           Date
                    Title: Partner


                    WARBURG PINCUS & CO.

                    By: /s/ Scott A. Arenare                          5/04/04
                        ------------------------------                -------
                    Name:  Scott A. Arenare                           Date
                    Title: Partner


                    WARBURG PINCUS LLC

                    By: /s/ Scott A. Arenare                          5/04/04
                        ------------------------------                -------
                    Name:  Scott A. Arenare                           Date
                    Title: Member